EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

PALADIN REALTY INCOME PROPERTIES, INC.

(hereinafter called the “Company”)

These Amended and Restated Bylaws (the “Bylaws”), which amend, restate and integrate the provisions of the Bylaws of the Company adopted on October 31, 2003, were adopted by resolution of the Board of Directors simultaneously with adoption and approval of the Company’s Articles of Amendment and Restatement, effective February 28, 2005 (the “Articles of Incorporation”). Capitalized terms used but not defined in the Bylaws shall have the meanings ascribed to such terms in the Articles of Incorporation.

ARTICLE I: OFFICES

Section 1.1. Principal Office. The principal office of the Company in the State of Maryland shall be located at such place as the Board of Directors of the Company (the “Board of Directors” or “Board”) may designate.

Section 1.2. Additional Offices. The Company may also have offices at such other places both within and without the State of Maryland as the Board of Directors may determine from time to time or the business of the Company may require.

ARTICLE II: MEETINGS OF STOCKHOLDERS

Section 2.1. Place of Meetings. Meetings of the stockholders of the Company (the “Stockholders”) for the election of directors or for any other purpose shall be held at the principal office of the Company or at such place, either within or without the State of Maryland, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.2. Annual Meeting. Subject to Section 8.1(a) of the Articles of Incorporation, an annual meeting of the Stockholders for the election of directors and the transaction of any business within the powers of the Company shall be held on such date and time during each year as shall be designated from time to time by the Board of Directors. Written notice of the annual meeting stating (i) the place, date and hour of the meeting and (ii) the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and may vote at the meeting shall be given to each Stockholder entitled to vote at such meeting not less than 10 nor more than 90 days before the meeting.

Section 2.3. Special Meetings. Special meetings of the Stockholders may be called by the President, a majority of the Board of Directors or a majority of the Independent Directors (as defined in the Articles of Incorporation), and shall be called by the secretary of the Company upon the written request of the holders of shares entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. Within 10 days after receipt of such a written request, the secretary of the Company shall give written notice of such meeting to all Stockholders, with such meeting to be held not less than 15 days nor more than 60 days after the date of such notice. Written notice of a special meeting stating (a) the place, date and hour of the meeting, (b) the business to be conducted at the meeting, and (c) the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and may vote at the meeting shall be given to each Stockholder entitled to vote at such meeting not less than 10 nor more than 90 days before the meeting.

Section 2.4. Quorum. Except as otherwise provided by law or by the Articles of Incorporation, the presence in person or by proxy of Stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum at all meetings of Stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of Stockholders, the Stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The Stockholders present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Section 2.5. Voting. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to take, authorize or approve any matter which properly comes before the meeting. Unless otherwise provided in the Articles of Incorporation, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of Stockholders. To the extent that the Articles of Incorporation provide voting rights to a class of shares, each outstanding share of such class shall be entitled to one vote on each matter submitted to a vote of such class. Votes may be cast in person or by proxy but no proxy shall be voted on or after eleven months from its date, unless such proxy provides for a longer period.

Section 8.6 of the Articles of Incorporation prohibits the Company’s Advisor (as such term is defined in the Articles of Incorporation), certain Directors and their respective affiliates from voting on or consenting to certain matters submitted to the Stockholders regarding (i) the removal of the Advisor or certain Directors, and (ii) certain transaction between the Company and the Advisor, the Directors or their respective affiliates. Shares held by the Advisor, the Directors or their respective affiliates but not entitled to be voted on a matter pursuant to Section 8.6 of the Articles of Incorporation will not be counted in determining a quorum or a majority in such circumstances.

Section 2.6. Voting of Stock by Certain Holders. Stock of the Company registered in the name of a corporation, partnership, limited partnership, limited liability company, trust or other entity, if entitled to be voted, may be voted by the president or a vice president thereof, a general partner, a manager or a trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership or operating agreement of a limited liability company presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his or her name as such fiduciary, either in person or by proxy.

Shares of stock of the Company directly or indirectly owned by the Company shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a Stockholder may certify in writing to the Company that any shares of stock registered in the name of the Stockholder are held for the account of a specified person other than the Stockholder. The resolution shall set forth the class of Stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it, if the certification is with respect to a record date or closing of the stock transfer books and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for purposes set forth in the certification, the Stockholder who makes the certification.

Section 2.7. Organization and Conduct. Every meeting of Stockholders shall be conducted by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the Board of Directors. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the Stockholders, an Assistant Secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of Stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such actions as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Stockholders of record of the Company, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (d) maintaining order and security at the meeting; (e) removing any Stockholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (f) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.8. Nominations and Stockholder Business. For nominations or other business to be properly brought at an annual meeting by a Stockholder, the Stockholder must give timely notice thereof in writing to the Secretary of the Company. To be timely, a Stockholder notice shall be delivered to the secretary at the principal executive office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the Stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which disclosure of the date of mailing of the notice for such meeting is first made. In no event shall the public announcement of a postponement or adjournment of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described above. Such Stockholder’s notice shall set forth: (a) as to each person whom the Stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the class and number of shares of stock of the Company that are beneficially owned by such person, and (iii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the Stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting, and (iii) any material interest in such business that such Stockholder and beneficial owner, if any, on whose behalf the proposal is made, may have; and (c) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such Stockholder and beneficial owner, if any, as such appears on the Company’s books, and (ii) the number of shares of each class of stock of the Company which are owned beneficially and of record by such Stockholder and such beneficial owner. All nominations must comply with the Articles of Incorporation.

Section 2.9. Action by Written Consent. Any action required to be, or which may be, taken at a meeting of Stockholders may be taken without a meeting only by unanimous written consent. Such unanimous written consent shall have the same force and effect as an affirmative vote of the Stockholders entitled to vote on the matter and shall be filed with the minutes of the proceedings of the Stockholders.

ARTICLE III: DIRECTORS

Section 3.1. Number and Election of Directors. At any regular meeting or at any special meeting of the Board of Directors, a majority of the directors then serving on the Board of Directors may establish, increase or decrease the number of directors except as otherwise provided in the Articles of Incorporation; provided that the number thereof shall never be less than the minimum or more than the maximum number required by the Maryland General Corporation Law (the “Maryland Corporation Law”) or the Articles of Incorporation (as applicable). Except as otherwise required by the Articles of Incorporation and except as provided in Section 3.2 of these Bylaws, directors shall be elected by the affirmative vote of a plurality of all votes cast at the annual meetings of Stockholders at which a quorum is present. A director shall hold office until the next annual meeting and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any director may resign at any time upon notice to the Company. Directors need not be Stockholders.

A majority of the Board of Directors shall be Independent Directors (as defined in the Articles of Incorporation) except for a period of 60 days after the death, removal or resignation of an Independent Director.

Section 3.2. Vacancies. Except as required by the Articles of Incorporation, vacancies occurring in the Board of Directors for any reason (including by reason of an increase in the number of directors), may be filled by a majority of the remaining directors, although such majority is less than a quorum, or by a sole remaining director. In the alternative, the Board of Directors may call a special meeting of the Stockholders for the election of a director to fill such vacancy, by the affirmative vote of a plurality of all Stockholder votes cast in person or by proxy at such special meeting of Stockholders at which a quorum is present, subject to the rights of any holders of preferred stock in the Company with respect to the election of directors. A director elected to fill a vacancy shall be elected to hold office until the next annual meeting of Stockholders and until his or her successor is elected and qualifies, or until his or her earlier death, resignation or removal.

Independent Directors shall nominate replacements for vacancies in the Independent Director positions.

Section 3.3. Duties and Powers. The business of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute, the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the Stockholders.

Section 3.4. Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Maryland or by means of remote communication. Regular meetings of the Board of Directors shall be held as promptly as possible after the annual meeting of the Stockholders, without notice at such time, and at such other times and places as may from time to time be determined by the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any director.

Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail, or facsimile transmission shall be given at least two days prior to the meeting. Notice by United States mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage prepaid thereon. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which he or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Company by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Company by the director and receipt of a completed answer-back indicating receipt. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by the Maryland Corporation Law or these Bylaws.

Section 3.5. Quorum. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors (and, when necessary, a majority of all Independent Directors) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than by an announcement at the meeting, until a quorum shall be present. The directors present at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum present.

Section 3.6. Actions Without A Meeting. Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all the members of the Board of Directors consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 3.7. Meetings by Means of Conference Telephone. Unless otherwise provided by the Articles of Incorporation or these Bylaws, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting pursuant to this or her Section 3.7 shall constitute presence in person at such meeting.

Section 3.8. Organization. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as chairman of the meeting. In the absence of both the Chairman and Vice Chairman of the board, the Chief Executive Officer or in the absence of the Chief Executive Officer, the President or in the absence of the President, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, in his or her absence, an Assistant Secretary of the Company, or in the absence of the Secretary and all Assistant Secretaries, a person appointed by the chairman of the meeting, shall act as Secretary of the meeting.

Section 3.9. Certain Rights of Directors, Officers, Employees and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Company. Any director or officer of the Company, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to, or in competition with those of or relating to the Company, subject to the provisions of the Articles of Incorporation.

ARTICLE IV: COMMITTEES

Section 4.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Audit Committee, a Corporate Governance Committee or such other committees as the Board of Directors shall designate, each committee to consist of one or more of the directors of the Company. The majority of the members of the Audit Committee and Corporate Governance Committee, when and if formed, shall at all times be Independent Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except those powers that under the Maryland Corporation Law are reserved to the full Board of Directors. All committees shall be subject to the Articles of Incorporation.

Section 4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of such committee shall provide. Committee meetings may be called by the Chairman of the Board, the Chief Executive Officer, the President, the chairman of the committee, if any, or any committee member. Notice for such meetings shall be made as contemplated by Section 3.4 hereof. A waiver of notice in writing, signed by the committee member entitled to such notice and filed with the records of the meeting whether before or after the holding thereof, or actual attendance at the committee meeting, shall be deemed equivalent to the giving of such notice to such committee member. Each committee shall keep regular minutes of its meetings and deliver such minutes to the Board of Directors. With respect to each committee, a majority of its members shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present shall be required for any action of such committee.

Section 4.3. Composition; Tenure. Subject to Section 4.1, the Board of Directors shall have the exclusive power at any time, through the approval by the affirmative vote of a majority of a quorum of the Board of Directors, to appoint directors to, fill vacancies in, change the membership of, or discharge any committee. Each member of a committee shall continue as a member thereof until the expiration of his or her term as a director, or his or her earlier death, resignation as a member of such committee or as a director, unless sooner removed as a member of such committee by a vote of a majority of a quorum of the Board of Directors or as a director in accordance with these Bylaws.

Section 4.4. Action by Consent; Meetings by Telephone or Similar Communications. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings. The members of any committee which is designated by the Board of Directors may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other at the same time, and participation by such means shall be conclusively deemed to constitute presence in person at such meeting.

ARTICLE V: OFFICERS

Section 5.1. General. The officers of the Company shall be chosen annually by the Board of Directors and shall include a President, a Treasurer and a Secretary. The Board of Directors, in its discretion, may also choose a Chairman of the Board, one or more Vice Presidents, a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws. The officers of the Company need not be Stockholders of the Company, nor need such officers be directors of the Company. Each officer shall hold office until his or her successor is elected and qualifies or until his or her earlier death, resignation or removal in the manner hereinafter provided. Election of an officer or agent shall not itself create contract rights between the Company and such officer or agent. The officers of the Company shall have such powers and duties set forth below (if applicable) and as generally pertain to their offices, except as modified herein or by the Board of Directors, as well as such powers and duties as from time to time may be conferred by the Board of Directors.

Section 5.2. Removal and Resignation. Any officer or agent of the Company may be removed by the Board of Directors if in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Company may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Company.

Section 5.3. Vacancies. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 5.4. Chief Executive Officer. The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the Chairman of the Board shall be the Chief Executive Officer of the Company. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company.

Section 5.5. Chairman of the Board. The Chairman of the Board shall preside over the meetings of the Board of Directors and of the Stockholders at which he or she shall be present. The Chairman of the Board shall perform such other duties as may be assigned to him or her by the Board of Directors.

Section 5.6. President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of the designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.7. Chief Operating Officer. In the absence of the Chief Executive Officer and the President, the Chief Operating Officer shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President; and in general shall perform all duties incident to the office of Chief Operating Officer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

Section 5.8. Vice Presidents. In the absence of the Chief Executive Officer, the President and the Chief Operating Officer or in the event of a vacancy in such offices, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President, and shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. The Board of Directors may designate one or more vice presidents as Executive Vice President, Senior Vice President or as Vice President for particular areas of responsibility.

Section 5.9. Secretary. The Secretary shall (a) keep the minutes of the proceedings of the Stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company; (d) keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder; (e) have general charge of the share transfer books of the Company; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Chief Executive Officer, the President, the Chief Operating Officer or the Board of Directors.

Section 5.10. Chief Financial Officer; Treasurer; Assistant Treasurer. The Chief Financial Officer and the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors. The Chief Financial Officer or the Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires an account of transactions and of the financial condition of the Company. The offices of Chief Financial Officer and Treasurer may be filled by the same person.

The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer and the Treasurer, perform the duties and exercise the powers of the Chief Financial Officer and the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI: STOCK

Section 6.1. Certificates. Shares of stock of the Company may be uncertificated. At the time of issuance or transfer of uncertificated shares, the Company shall send the Stockholder a written statement containing the information required by the Maryland Corporation Law. If the shares of stock of the Company are represented by certificates, such certificates must be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary, the Treasurer or an Assistant Secretary or Treasurer; and if such certificates of stock are signed or countersigned by a transfer agent other than the Company, or, by a registrar other than the Company, such signatures of officers of the Company may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Company with the same effect as if the officer had not ceased to be an officer. Said certificates of stock shall comply with the Maryland Corporation Law and otherwise be in such form as the Board of Directors may from time to time prescribe.

Section 6.2. Transfers; Registered Stockholders. Transfers of shares of any class of stock will be subject in all respects to the Articles of Incorporation and all of the terms and conditions contained therein. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Maryland Corporation Law.

Section 6.3. Lost, Stolen, or Destroyed Certificates. If the Company issues stock certificates, the Company shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate satisfies the following requirements: (a) the registered owner makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen; (b) the registered owner requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (c) the registered owner gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its discretion, to indemnify the Company (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and (d) the registered owner satisfies any other reasonable requirements imposed by the Board of Directors.

When a certificate has been lost, destroyed or stolen and the Stockholder of record fails to notify the Company within a reasonable time after he has notice of it, if the Company registers a transfer of the shares represented by the certificate before receiving such notification, the Stockholder of record is precluded from making any claim against the Company for the transfer or for a new certificate.

Section 6.4. Closing of Transfer Books or Fixing of Record Date. The Board of Directors may (i) set, in advance, a record date for the purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or determining Stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of Stockholders for any other proper purpose, (such record date, in any case, may not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days before the date on which the meeting or particular action requiring such determination of Stockholders of record is to be held or taken); or (ii) in lieu of fixing a record date, direct that the stock transfer books be closed for a period not greater than 20 days. In the case of a meeting of the Stockholders, the record date or the date set for the closing of the stock transfer books shall be at least 10 days before the date of such meeting.

If no record date is fixed and stock transfer books are not closed for the determination of Stockholders: (a) the record date for the determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be the later of (i) the close of business on the day on which the notice of meeting is mailed in accordance with Section 2.2 or Section 2.3, as applicable, or (ii) the 30th day before the meeting; and (b) the record date for the determination of Stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the Board of Directors declaring the dividend or allotment of rights is adopted.

When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this or her section, such determination shall apply to any adjournment thereof, except when (a) the determination has been made through the closing of the transfer books and the stated period of closing has expired, or (b) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

ARTICLE VII: NOTICES

Section 7.1. Notices. Whenever written notice is required by law, the Articles of Incorporation or these Bylaws to be given to any Stockholder, such notice may be given by mail, addressed to such Stockholder, at his or her address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, facsimile transmission, telecopy, telex or cable.

Section 7.2. Waivers of Notice. Whenever any notice is required by law, the Articles of Incorporation or these Bylaws to be given to any director or Stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the provision of such notice to such person.

ARTICLE VIII: AMENDMENTS

Subject to the Articles of Incorporation, these Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, exclusively by action of a majority of directors then in office.

ARTICLE IX: GENERAL PROVISIONS

Section 9.1. Dividends. Dividends with respect to any shares of capital stock of the Company may be authorized by the Board of Directors, subject to the provisions of the Maryland Corporation Law and the Articles of Incorporation. Dividends may be paid in cash, cash equivalents or property, subject to the provisions of the Maryland Corporation Law and the Articles of Incorporation. Before payment of dividends, there may be set aside out of any assets of the Company available for dividends such sum or sums as the Board of Directors may from time to time, in its sole discretion, determine proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Company or for such other purpose as the Board of Directors shall determine to be in the best interest of the Company, and the Board of Directors may modify or abolish any such reserve.

Section 9.2. Contracts and Disbursements. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Company when authorized or ratified by action of the Board of Directors. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.3. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Board of Directors may designate.

Section 9.4. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

Section 9.5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Company. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

As adopted on February 23, 2005.